Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2021, with respect to the financial statements and financial statement schedule of Great American Life Insurance Company in Post-Effective Amendment No. 5 to the Registration Statement (Form S-1 No. 333-229687) and related Prospectuses for the registration of “Index Frontier® 7” and “Index Frontier® 5” modified single premium deferred fixed-indexed annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 26, 2021